EXHIBIT 21



                                  SUBSIDIARIES




Subsidiaries of Harvest Restaurant Group, Inc.
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         1.   Hartan, Inc., a Texas corporation
         2.   Harvest Restaurants, Inc., a Texas corporation
         3.   Cluckers Restaurants, Inc., a Texas corporation
         4. Harvest Rotisserie on Tezel, Inc., a Texas corporation Red Lion Food Court, Inc., a Texas corporation


Subsidiaries of Hartan, Inc.
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         1.   That Chicken Place, Inc., a Georgia corporation
         2.   Tanner's/Vinings, Inc., a Georgia corporation
         3.   Tanner's Oaks, Inc., a Georgia corporation
         4.   Tanner's Spalding, Inc., a Georgia corporation
         5.   Tanner's Mill, Inc., a Georgia corporation
         6.   Tanner's - Lawrenceville, Inc., a Georgia corporation
         7.   Tanner's - Tucker, Inc., a Georgia corporation
         8.   Northwest Store, Inc., a Georgia corporation
         9.   Tanner's Lilburn, Inc., a Georgia corporation
         10.  Tanner's Catering, Inc., a Georgia corporation
         11.  Central Administration, Inc., a Georgia corporation